UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    _________________________________________

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 0R 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported):  DECEMBER 31, 2002

                        Commission File Number:  0-22300


                        PW PREFERRED YIELD FUND II, L.P.
             (Exact name of registrant as specified in its charter)



        DELAWARE                 84-1180783
(State  of  jurisdiction     (I.R.S.  Employer
    of  Incorporation)     Identification  No.)


                         1050 WALTHAM STREET, SUITE 310
                               LEXINGTON, MA 02421
               (Address of Principal Executive Offices) (Zip Code)

     Registrant's  telephone  number,  including  area  code:  (781)  676-0009


ITEM  5.     Other  Events.
--------

     On December 31, 2002, PW Preferred Yield Fund II, L.P. (the "Partnership") completed its liquidation and dissolution pursuant to a Plan of Dissolution and Liquidation (the "Plan"), adopted as of that date, which directed the General Partners of the Partnership to liquidate and dissolve the assets of the Partnership pursuant to the terms thereof.

     In furtherance of the Plan, the Partnership entered into an Escrow Agreement (the "Escrow Agreement") with Pembroke Financial Limited Partnership, the Managing General Partner of the Partnership, as Escrow Agent (the "Escrow Agent") which escrowed the remaining assets and liabilities of the Partnership (the "Escrow") with the Escrow Agent. As of December 31, 2002, each unitholder of the Partnership received a pro rata right to receive distributions from the Escrow in exchange for such holder's Partnership units.

     On December 31, 2002, the Partnership filed a Certificate of Cancellation with the Secretary of State of the State of Delaware.

Item  7.     Financial  Statements  and  Exhibits.
--------

     (c)  Exhibits

     2.1     Plan  of  Dissolution  and  Liquidation
     10.4     Escrow  Agreement



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PW  PREFERRED  YIELD  FUND  II,  L.P.
By:  Pembroke  Financial  Limited  Partnership,
     its  Managing  General  Partner
By:  PYB  Corporation,
     its  General  Partner


By:  /s/  Wayne  Engle
     Name:  Wayne  Engle
     Title:  Chief  Financial  Officer


By:  General  Equipment  Management II, Inc., its Administrative General Partner


By:  /s/  Timothy  Kelly
     Name:  Timothy  Kelly
     Title:  Chief  Financial  and  Accounting  Officer


Date:     December  31,  2002

                                  Exhibit Index
                                  -------------

Exhibit  2.1     Plan  of  Dissolution  and  Liquidation  (filed  herewith)

Exhibit  10.4     Escrow  Agreement  (filed  herewith)